EX-99.B-77Q1

IVY FUNDS

SUB-ITEM 77Q1(a): Amendments to Registrant's Charter

Amendment, dated May 14, 2008, to the Declaration of Trust was filed with the Securities and Exchange Commission by EDGAR on July 29, 2008 in Post-Effective Amendment No. 149 to the Registration Statement on Form N1-A, and is incorporated by reference herein.

Amendment, dated May 28, 2008, to the Declaration of Trust was filed with the Securities and Exchange Commission by EDGAR on July 29, 2008 in Post-Effective Amendment No. 149 to the Registration Statement on Form N1-A, and is incorporated by reference herein.